Exhibit 99.1

Life Time Reports First Quarter Fiscal 2022 Financial Results

CHANHASSEN, Minn. (May 11, 2022) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its financial results for the fiscal first quarter ended March 31, 2022.

Bahram Akradi, Founder, Chairman and CEO, stated: “We are very pleased with the momentum in our business and the pace of our recovery as Omicron-related restrictions were lifted in our markets. Our investments to elevate and broaden our member experiences are strengthening our position as the premium athletic country club destination with nearly 1.3 million members. We continue to see significant opportunities for new club growth and remain on track to open 12 new athletic country clubs this year. We also remain committed to strengthening our balance sheet and, on or about May 13, we will have closed on four sale leaseback transactions during 2022 with year-to-date proceeds of $175 million. Further, we are currently evaluating opportunities to monetize up to an additional $500 million of our owned real estate prior to the end of the third quarter.”

First Quarter 2022 Results and Prior Year Comparisons
•Total revenue increased 57.3% to $392.3 million from $249.3 million.
•Comparable center sales increased 50.3%.
•Center memberships totaled 673,983 on March 31, 2022, an increase of 23.8% from 544,216 on March 31, 2021, and up by 24,610 from December 31, 2021.
•Net loss was $38.0 million and included a tax-effected one-time net benefit of $6.1 million, including a $26.4 million gain on sale leasebacks offset by $19.9 million in non-cash share-based compensation expense and $0.4 million in IPO- and COVID-19-related expenses.
•Adjusted EBITDA increased to $40.6 million from $(18.9) million.

New Center Openings
•During the first quarter of 2022, the Company opened two new centers and operated a total of 153 centers as of March 31, 2022.
•The Company currently plans to open a total of 12 new centers in 2022 and 11 or more during 2023.

Cash Flow Highlights
•As of March 31, 2022, the Company had total cash and cash equivalents of $41.1 million and had $30.0 million in borrowings under its $475 million revolving credit facility.
•Net cash provided by operating activities totaled $9.1 million for the quarter ended March 31, 2022, compared to net cash used of $38.2 million in the prior year period.
•Free cash flow before growth capital expenditures totaled $(35.3) million for the quarter ended March 31, 2022, compared to $(53.9) million in the prior year period.

Sale Leaseback
As previously announced, the Company entered into definitive agreements for the sale-leaseback of four properties in transactions valued in the aggregate at $175 million with an institutional real estate investor that has entered into multiple sale-leaseback transactions with the Company previously. Two of these properties closed during March for approximately $80 million in gross proceeds and the remaining two are planned to close on or about May 13, 2022, for approximately $95 million in gross proceeds to Life Time. The Company is also evaluating opportunities to monetize up to an additional $500 million in real estate prior to September 30, 2022.

Outlook
For the second quarter ending June 30, 2022, the Company is projecting revenue, net loss, and Adjusted EBITDA to be in the ranges of $450 to $470 million, $(25) to $(20) million, and $63 to $68 million, respectively.

Conference Call Details
A conference call to discuss the Company’s first quarter financial results is scheduled for today, May 11, 2022, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-451-6152 (international callers should dial 1-201-389-0879) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lifetime.life/. A recorded replay of the conference call will be available after the conclusion of the call and will be available for a period of time online at https://ir.lifetime.life/.

# # #
About Life Time®
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of nearly 160 athletic country clubs across the United States and Canada. The Company's healthy way of life communities address all aspects of healthy living, healthy aging and healthy entertainment for those 90 days to 90+ years with integrity and respect for everyone. With a team of more than 30,000, Life Time is committed to providing the best programs and experiences through its athletic country clubs, iconic athletic events and via a complementary and comprehensive digital platform.

Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain financial measures that are not presented in accordance with the generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow before growth capital expenditures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net loss as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations, including incremental costs related to COVID-19. Free cash flow before growth capital expenditures is defined as net cash provided by (used in) operating activities less center maintenance capital expenditures and corporate capital expenditures.

The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.

The Company includes a center, for comparable center sales purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its financial outlook for the second quarter ending June 30, 2022, opportunities for growth, consumer demand, industry trends, expected number of new center openings and successful closings of sale-leaseback transactions (including the amount, pricing and timing thereof). These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure, risks relating to our human capital, risks relating to legal compliance and risk management, risks relating to our financial performance and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2022 (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investors
John Rouleau, ICR // investorrelations@lifetime.life

Media
Jason Thunstrom, Life Time Corporate Communications // jthunstrom@lifetime.life or 952-229-7435

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Center revenue	$381,621	$245,094
Other revenue	10,633	4,204
Total revenue	392,254	249,298
Operating expenses:
Center operations	239,573	174,615
Rent	55,964	50,517
General, administrative and marketing	66,561	38,270
Depreciation and amortization	58,107	61,206
Other operating (income) expense	(17,035)	6,934
Total operating expenses	403,170	331,542
Loss from operations	(10,916)	(82,244)
Other (expense) income:
Interest expense, net of interest income	(29,943)	(96,217)
Equity in earnings (loss) of affiliate	26	(293)
Total other expense	(29,917)	(96,510)
Loss before income taxes	(40,833)	(178,754)
Benefit from income taxes	(2,867)	(25,953)
Net loss	$(37,966)	$(152,801)
Loss per common share—basic and diluted	$(0.20)	$(1.08)
Weighted-average common shares outstanding—basic and diluted	192,465	145,196

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$41,096	$31,637
Accounts receivable, net	9,716	6,464
Center operating supplies and inventories	41,966	41,007
Prepaid expenses and other current assets	47,818	48,883
Income tax receivable	2,465	3,533
Total current assets	143,061	131,524
Property and equipment, net	2,789,418	2,791,464
Goodwill	1,233,176	1,233,176
Operating lease right-of-use assets	1,935,352	1,864,528
Intangible assets, net	173,766	174,241
Other assets	58,667	61,742
Total assets	$6,333,440	$6,256,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,592	$71,308
Construction accounts payable	86,038	83,311
Deferred revenue	40,565	33,871
Accrued expenses and other current liabilities	141,175	147,920
Current maturities of debt	23,793	23,527
Current maturities of operating lease liabilities	46,679	46,315
Total current liabilities	413,842	406,252
Long-term debt, net of current portion	1,804,082	1,775,719
Operating lease liabilities, net of current portion	1,971,743	1,909,883
Deferred income taxes	51,391	55,213
Other liabilities	15,382	18,216
Total liabilities	4,256,440	4,165,283
Stockholders’ equity:
Common stock, $0.01 par value per share; 500,000 shares authorized; 193,060 shares issued and outstanding	1,931	1,931
Additional paid-in capital	2,765,503	2,743,560
Accumulated deficit	(689,049)	(651,083)
Accumulated other comprehensive loss	(1,385)	(3,016)
Total stockholders’ equity	2,077,000	2,091,392
Total liabilities and stockholders’ equity	$6,333,440	$6,256,675

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(37,966)	$(152,801)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	58,107	61,206
Deferred income taxes	(3,885)	(28,632)
Share-based compensation	21,438	—
Non-cash rent expense	6,009	4,323
Impairment charges associated with long-lived assets	227	900
(Gain) loss on disposal of property and equipment, net	(28,597)	862
Loss on debt extinguishment	—	40,993
Write-off of discounts and debt issuance costs	—	18,325
Amortization of debt discounts and issuance costs	1,945	2,473
Changes in operating assets and liabilities	(5,638)	16,963
Other	(2,578)	(2,768)
Net cash provided by (used in) operating activities	9,062	(38,156)
Cash flows from investing activities:
Capital expenditures	(110,754)	(43,329)
Proceeds from sale-leaseback transactions	79,666	33,423
Other	4,805	(1,167)
Net cash used in investing activities	(26,283)	(11,073)
Cash flows from financing activities:
Proceeds from borrowings	3,198	1,907,577
Repayments of debt	(5,745)	(1,586,777)
Proceeds from senior secured credit facility	230,000	15,000
Repayments of senior secured credit facility	(200,000)	(109,000)
Repayments of finance lease liabilities	(358)	(372)
Increase in debt discounts and issuance costs	—	(42,246)
Other	(476)	—
Net cash provided by financing activities	26,619	184,182
Effect of exchange rates on cash and cash equivalents	61	18
Increase in cash and cash equivalents	9,459	134,971
Cash and cash equivalents—beginning of period	31,637	33,195
Cash and cash equivalents—end of period	$41,096	$168,166

Non-GAAP Measurements and Key Performance Indicators
See “Use of Non-GAAP Financial Measures and Key Performance Indicators” for a discussion of the Non-GAAP financial measures reconciled below.

Key Performance Indicators
($ in thousands, except for Average Center revenue per center membership)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Membership Data
Center memberships	673,983	544,216
Digital On-hold memberships	70,289	196,746
Total memberships	744,272	740,962

Revenue Data
Membership dues and enrollment fees	71.3%	71.5%
In-center revenue	28.7%	28.5%
Total Center revenue	100.0%	100.0%

Membership dues and enrollment fees	$271,915	$175,307
In-center revenue	109,706	69,787
Total Center revenue	$381,621	$245,094

Average Center revenue per center membership (1)	$580	$459
Comparable center sales (2)	50.3%	(39.4)%

Center Data
Net new center openings (3)	2	1
Total centers (end of period) (3)	153	150
Total center square footage (end of period) (4)	15,300,000	14,900,000

GAAP and Non-GAAP Financial Measures
Net loss	$(37,966)	$(152,801)
Net loss margin (5)	(9.7)%	(61.3)%
Adjusted EBITDA (6)	$40,626	$(18,947)
Adjusted EBITDA margin (6)	10.4%	(7.6)%
Center operations expense	$239,573	$174,615
Pre-opening expenses (7)	$1,387	$2,560
Rent	$55,964	$50,517
Non-cash rent expense (open properties) (8)	$1,068	$237
Non-cash rent expense (properties under development) (8)	$4,941	$4,086
Net cash provided by (used in) operating activities	$9,062	$(38,156)
Free cash flow before growth capital expenditures (9)	$(35,256)	$(53,915)
(1)    We define Average Center revenue per center membership as Center revenue less Digital On-hold revenue, divided by the average number of Center memberships for the period, where the average number of Center memberships for the period is an average derived from dividing the sum of the total Center memberships outstanding at the beginning of the period and at the end of each month during the period by one plus the number of months in each period.
(2)    We measure the results of our centers based on how long each center has been open as of the most recent measurement period. We include a center, for comparable center sales purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.
(3)    Net new center openings are the number of centers that opened for the first time to members during the period, less any centers that closed during the period. Total centers (end of period) is the number of centers operational as of the last day of the period. As of March 31, 2022, all of our 153 centers were open.
(4)    Total center square footage (end of period) reflects the aggregate fitness square footage, which we use as a metric for evaluating the efficiencies of a center as of the end of the period. The square footage figures exclude areas used for tennis courts, outdoor swimming pools, outdoor play areas and stand-alone Work, Sport and Swim locations. These figures are approximations.
(5)    Net loss margin is calculated as net loss divided by total revenue.
(6)    We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, including incremental costs related to COVID-19.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.
The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
	March 31,
	2022	2021
	($ in thousands)
Net loss	$(37,966)	$(152,801)
Interest expense, net of interest income (a)	29,943	96,217
Benefit from income taxes	(2,867)	(25,953)
Depreciation and amortization	58,107	61,206
Share-based compensation expense (b)	21,438	—
COVID-19 related expenses (c)	212	298
(Gain) loss on sale-leaseback transactions (d)	(28,372)	798
Other (e)	131	1,288
Adjusted EBITDA	$40,626	$(18,947)
(a)    For the three months ended March 31, 2021, we incurred a non-cash expense of $41.0 million related to the extinguishment of a related party secured loan and $18.3 million related to the write-off of debt discounts and issuances costs in connection with the extinguishment of senior secured notes and the related party secured loan.
(b)    Share-based compensation expense recognized during the three months ended March 31, 2022 is associated with stock options, restricted stock and restricted stock units. The majority of this expense was associated with awards which were fully vested and exercisable as of April 4, 2022. No share-based compensation expense was recognized during the three months ended March 31, 2021, because the vesting and exercisability of stock options granted by the Company up through March 31, 2021 was contingent upon the occurrence of a change of control or an initial public offering.

(c)    Represents the incremental net expenses we recognized related to the COVID-19 pandemic. We adjust for these costs as they do not represent costs associated with our normal ongoing operations. We believe that adjusting for these costs provides a more accurate and consistent representation of our actual operating performance from period to period. For the three months ended March 31, 2022 and 2021, COVID-19 related expenses primarily consisted of legal related costs.
(d)    We adjust for the impact of gains or losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(e)    Includes costs associated with incremental expenses related to a winter storm resulting in historical freezing temperatures affecting our Texas region and other transactions which are unusual and non-recurring in nature.
(7)    Represents non-capital expenditures associated with opening new centers which are incurred prior to the commencement of a new center opening. The number of centers under construction or development, the types of centers and our costs associated with any particular center opening can vary significantly from period to period.
(8)    Reflects the non-cash portion of our annual GAAP operating lease expense that is greater or less than the cash operating lease payments. Non-cash rent expense for our open properties represents non-cash expense associated with properties that were operating at the end of each period presented. Non-cash rent expense for our properties under development represents non-cash expense associated with properties that are still under development at the end of each period presented.
(9)    Free cash flow before growth capital expenditures, a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities less center maintenance capital expenditures and corporate capital expenditures.
The following table provides a reconciliation from net cash provided by (used in) operating activities to free cash flow before growth capital expenditures:

	Three Months Ended
	March 31,
	2022	2021
	($ in thousands)
Net cash provided by (used in) operating activities	$9,062	$(38,156)
Center maintenance capital expenditures	(16,396)	(7,692)
Corporate capital expenditures	(27,922)	(8,067)
Free cash flow before growth capital expenditures	$(35,256)	$(53,915)

Capital Expenditures Summary
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Growth capital expenditures (new center land and construction, growth initiatives, major remodels of acquired centers and the purchase of previously leased centers), net of construction reimbursements	$66,436	$27,570
Center maintenance capital expenditures	16,396	7,692
Corporate capital expenditures	27,922	8,067
Total capital expenditures	$110,754	$43,329

Proceeds from Sale-Leaseback Transactions
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Proceeds from sale-leaseback transactions	$79,666	$33,423

Reconciliation of Net Loss to Adjusted EBITDA Guidance for Second Quarter of 2022
($ in millions)
(Unaudited)

Three Months Ended
June 30, 2022
Net loss	$(25.0) - (20.0)
Interest expense, net of interest income	29.0 - 28.1
Benefit from income taxes	(2.9) - (2.5)
Depreciation and amortization	56.6 - 57.1
Share-based compensation expense	5.3 - 5.3
Adjusted EBITDA	$63.0 - 68.0